Exhibit 15(a).6

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements (Form S-8 No. 333-12958, 333-11288, No. 333-118619 and No. 333-123666; and Form F-3 No. 333-145834) of CDC Corporation (formerly chinadotcom corporation) of our report dated June 20, 2006 with respect to the consolidated financial statements of CDC Corporation included in the Amendment No. 1 to the Annual Report (Form 20-F/A) of CDC Corporation for the year ended December 31, 2006.

/s/ Ernst & Young

Hong Kong

June 30, 2008